U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
       Date of Report (Date of earliest event reported): December 15, 2005



                            Superior Oil and Gas Co.
             (Exact name of registrant as specified in its charter)



     Nevada                           000-50173                      87-0537621
     ------                           ---------                      ----------
   (state of                  (Commission File Number)             (IRS Employer
incorporation)                                                      I.D. Number)
                            14910 Northwest 36 Street
                                 Yukon, OK 73099
                                  405-350-0404
              ----------------------------------------------------
             (Address and telephone number of registrant's principal
               executive offices and principal place of business)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On December 14, 2005 Superior Oil and Gas Co. (the Registrant) entered into an agreement with William H. Foster of Dallas, Texas to purchase from Foster and his companies ten oil and gas prospects located in Southeast Kansas. There are 28 wells on the properties, of which nine wells are producing natural gas wells, three wells have been drilled, tested and completed and await only the installation of certain surface equipment to become producing natural gas wells and 16 wells formerly produced as natural gas wells, were shut in some time ago due to low natural gas prices and await workover to become producing wells again.

The purchase price for the properties is 300,000 shares of restricted common stock of the Registrant. Closing of the transaction is expected to be by December 21, 2005 with the effective date of transfer of production from the properties to be January 1, 2006.

Item 8 - Other Events

Item 8.01 Other Events

On December 15, 2005 the Registrant published a press release with regard to the event described above in Item 1.01. After correcting an error in an initial press release, the corrected press release stated as follows:


                             CORRECTED PRESS RELEASE
                  Superior Oil and Gas to Acquire 28 Gas Wells

YUKON, Okla., Dec 15, 2005 (PRIMEZONE via COMTEX) -- Superior Oil & Gas Co. (OTCBB: SIOR), an oi1 and gas exploration and development company, has executed an agreement to acquire 28 natural gas wells in the Cherokee Basin, located near Southeast Kansas and Northeast Oklahoma, reported Dan Lloyd, CEO of Superior.

Nine of the 28 wells are currently producing 110,000 cubic feet (110 MCF) of gas a day. An additional three of the 28 wells have been drilled, tested and completed and await only the final installation of pump jacks. The remaining sixteen of the 28 wells were producing wells earlier but were shut in due to 1ow prices for natural gas and require today varying degrees of work-over to become productive again. The 28 wells will be acquired from William Foster, owner of Conquest Distribution Inc. and Foster Oil and Gas, for 300,000 shares of restricted SIOR common stock. The closing of the transaction should occur within one week with a January 1, 2006, effective date of the transfer of production.

"This is our first acquisition that will generate immediate revenues for our company," said Lloyd. "In addition, we believe many of the presently non-producing wells that are part of this transaction have considerable potential. We are focused on creating shareholder value and are quite confident this acquisition from Mr. Foster does just that."





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

This Press Release contains forward-looking statements based on our current expectations about our company and our industry. You can identify these forward-looking statements when you see us using the words such as "expect," "anticipate," "estimate," "believes," "plans" and other similar expressions. These forward-looking statements involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of our ability to complete required financings and other preconditions to the completion of the transactions described herein and Superior's ability to successfully acquire reserves and produce its resources among other issues. We undertake no obligation to pub1icly update any forward-looking statements for any reason, even if new information becomes available or other events occur in the future. We caution you not to place undue reliance on those statements.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 15, 2005
                                         SUPERIOR OIL AND GAS CO.



                                         By /s/ Daniel Lloyd
                                           -------------------------------------
                                           Daniel Lloyd, Chief Executive Officer
















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